Exhibit 99.1

FORM HOLDINGS ANNOUNCES PROPOSED PUBLIC OFFERING

OF COMMON STOCK

NEW YORK – July 25, 2017 – FORM Holdings Corp. (“FORM”) (NASDAQ: FH), a diversified holding company, today announced that it intends to offer shares of its common stock in an underwritten public offering. FORM intends to grant the underwriter an option to purchase an additional 15% of the shares sold in the offering. All shares in the offering are being offered by FORM. The offering is subject to market conditions and there can be no assurance as to whether the offering may be completed, or as to the actual size or terms of the offering.

Roth Capital Partners will act as the sole manager for the offering.

FORM intends to use the net proceeds from this offering for capital expenditures associated with opening new XpresSpa locations and general corporate purposes.

The shares described above are being offered by FORM pursuant to a shelf registration statement on Form S-3 previously filed with and declared effective by the Securities and Exchange Commission (“SEC”) on July 23, 2015. The securities may be offered only by means of a prospectus and a prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying base prospectus related to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement, when available, and accompanying base prospectus may be obtained from Roth Capital Partners, Attention: Equity Capital Markets, 888 San Clemente Drive, Suite 400, Newport Beach, California 92660, by telephone at (800) 678-9147 or e-mail at rothecm@roth.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About FORM Holdings Corp.

FORM Holdings Corp. (NASDAQ: FH) is a publicly held diversified holding company that specializes in identifying, investing in and developing companies with superior growth potential. FORM's current holdings include XpresSpa, Group Mobile, FLI Charge, InfoMedia and intellectual property assets. XpresSpa is the world's largest airport spa company with 52 locations across 23 major airports. Group Mobile is a provider of rugged hardware and software solutions, including laptops, tablets, and mobile printers, as well as installation and deployment services. FLI Charge designs, develops, licenses, manufactures and markets wireless conductive power and charging solutions. InfoMedia is a leading provider of customer relationship management and monetization technologies to mobile carriers and device manufacturers. FORM's intellectual property division is engaged in the monetization of patents related to content and ad delivery, remote monitoring and mobile technologies.

Forward-Looking Statements

This press release includes forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continuez," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. The forward looking statements in this press release, including with respect to the proposed offering and the intended use of the proceeds of the offering, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: the impact of our business and asset acquisitions on our operations and operating results including our ability to realize the expected value and benefits of such acquisitions; our ability to develop and introduce new products and/or develop intellectual property; our ability to protect and maintain our intellectual property rights; our ability to raise additional capital to fund our operations and business plan and the effects that such financing may have on the value of the equity instruments held by our stockholders; our ability to retain key members of our management team; general economic conditions and level of consumer and corporate spending on technology, consumer electronics, health and wellness, and travel; our ability to hire a skilled labor force and the costs associated with that labor; our ability to secure new locations, maintain existing ones, and ensure continued customer traffic at those locations; our ability to protect our customers’ financial data and other personal information; the loss of one or more of our significant suppliers or vendors; unexpected trends in the travel, health and wellness, mobile phone, telecom computing, and consumer electronics industries and potential technology and service obsolescence; market acceptance, quality, pricing, availability and useful life of our products and/or services, as well as the mix of our products and services sold; lawsuits, claims, and investigations that may be filed against us and other events that may adversely affect our reputation; our ability to license and monetize our patents, including litigation outcomes; and competitive conditions within our industries; and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including FORM's Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 30, 2017, as amended on May 1, 2017, and FORM’s Quarterly Report on Form 10-Q for the three months ended March 31, 2017, filed with the SEC on May 15, 2017. FORM expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

FORM Holdings

212-309-7549
info@FORMHoldings.com